UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

Migo Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Twin Dolphin Drive, Suite 650
Redwood City, CA	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 232-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of July 3, 2007, the Board of Directors of Migo Software, Inc. (the “Company”) has selected Carmelo J. Santoro to fill a newly created vacancy on the Board and has designated him to serve on the Compensation Committee of the Board. Mr. Santoro was designated to serve on the Board after consultation with the stockholders of MacroPort, Inc. pursuant to the terms of the Agreement and Plan of Merger entered into between the Company and MacroPort on May 23, 2007. Mr. Santoro has not been a party to, nor has he had a material interest in, any transaction with the Company nor is there any currently proposed transaction.

Also, as of July 9, 2007, the Board of Directors of the Company elected Robert Halligan to serve as the Company’s chief operating officer. Mr. Halligan joined the Company in December 2006 and has served as the Company’s Senior Vice President, Sales and Marketing prior to this time. Prior to joining the Company, Mr. Halligan served as vice president of global marketing for Sonic Solutions beginning in July 2003, a digital media software company, focused on product and channel strategies, specifically working to align Sonic’s distribution around a fully coordinated multi-channel strategy centered on upgrading the company’s substantial OEM installed base. Beginning in July 1998, he occupied the position of senior vice president of Worldwide Marketing for The Learning Company/Broderbund Software, where he was responsible for developing business strategies, marketing requirements and company-wide execution for all corporate, brand and channel marketing.  During the course of his career, he has held management positions with companies such as Palladium Software, IMSI, and Symantec Corporation.  Mr. Halligan graduated with a BA from St Mary’s College of California.

Section 7 Regulation FD

Item 7.01 Regulation FD.

Migo Software, Inc. (the “Company”) has indicated that it expects to report revenues in excess of $1 million for second quarter 2007.

In addition, the Company is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. The Exhibit contains certain information about the Company, its financial and operating results and competitive position. This information is being presented at meetings with investors or is otherwise being made available to interested parties.

The information in this Current Report on Form 8-K, including the information set forth in the Exhibits, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

Forward-Looking Statements. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, information contained in this Form 8-K that does not constitute historical facts are forward-looking statements. These statements include statements that refer to Migo Software’s second quarter revenues, projected revenues, target revenue mix, 2007, 2008 and 2009 target units, registrations, direct sales, unique web visits, web sales and upgrade sales; other plans, prospects, expectations, strategies, intentions, hopes and beliefs; and the expected benefits of the use of Migo Software products. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. These risks include, but are not limited to, risks related to: availability of sufficient capital, commercialization and technological difficulties; timely product and technology development/upgrades and the ability to manage changes in market conditions as needed; market acceptance of new products and continuing product demand; the impact of competitive products and pricing on the Company's and its customers' products and markets; development, release and sales of new products by strategic suppliers and customers; the ability to successfully combine the operations and products of the Company with the businesses of StompSoft and MacroPort recently acquired; reliance on third parties; and development and growth of anticipated markets for the Company's and its customers' products. Any forward-looking statements are based on information available to the Company today, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Migo Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2007	MIGO SOFTWARE, INC.

	By:	/s/ Richard Liebman
Name: Richard Liebman
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Investor Presentation.